                                                                     EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                       FIRST COMMUNITY CAPITAL CORPORATION

     The undersigned, a natural person of the age of eighteen years or more, acting as sole incorporator of a corporation under the provisions of the Texas Business Corporation Act, adopts the following Articles of Incorporation:

                                   ARTICLE 1.

     The name of the Corporation is First Community Capital Corporation.

                                   ARTICLE 2.

     The period of duration of the Corporation is perpetual.

                                   ARTICLE 3.

     The purpose for which the Corporation is organized is the transaction of any or all lawful business.

                                   ARTICLE 4.

     Section 4.1 Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 5,000,000 shares of common stock of the par value of One Cent ($0.01) each.

     Section 4.2 Denial of Preemptive Rights. No shareholder or other person shall have any preemptive right whatsoever to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares, or any other securities or property whatsoever.

     Section 4.3    Cumulative Voting.

     (1) At each election of directors, every shareholder entitled to vote at such election has the right:

          a. To vote the number of voting shares owned by him for as many persons as there are directors to be elected (and for whose election he has a right to vote); or

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          b. to cumulate his votes by giving one (1) candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

     (2) A shareholder who intends to cumulate his votes shall give written notice of such intention to the secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

     (3) All shareholders entitled to vote cumulatively may cumulate their votes if any shareholder gives such notice.

                                   ARTICLE 5.

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000.

                                   ARTICLE 6.

     Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                                   ARTICLE 7.

     Section 7.1. Voting Requirement. Except to the extent otherwise required by law, the vote or concurrence of the holders of a majority of the shares of the Corporation entitled to vote and represented in person or by proxy at a meeting of the shareholders at which a quorum is present shall be the act of the shareholders.

     Section 7.2. Quorum Requirement. The holders of at least a majority of the shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders of the Corporation.

     Section 7.3. Interested Transactions. An otherwise valid contract or other transaction between the Corporation and one or more of its directors, officers or securityholders or between the Corporation and another corporation, partnership, joint venture, trust or other entity of which one or more of the Corporation's directors, officers or securityholders are members, officers, securityholders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be valid notwithstanding whether such director, officer or securityholder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction, or solely because his or their votes are counted for such purpose, if any one of the following is satisfied: (A) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors be less than a quorum; or (B) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by vote of the shareholders; or (C) the contract or other transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders.


                                   ARTICLE 8.

     Section 8.1. Indemnification. As provided by Article 2.02-1 of the Texas Business Corporation Act, the Corporation, by action of its Board of Directors,
(A) may indemnify any director, officer, employee or agent of the Corporation, and nominees and designees who are not or were not officers, employees, or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise or employee benefit plan as and to the fullest extent permitted by law and (B) shall indemnify such persons as and to the extent required by law.

     Expenses incurred by any person who may be indemnified by the Corporation under the preceding paragraph in defending any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case, in the manner and to the extent permitted by law.

     Section 8.2. Insurance. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under the Indemnification Article.

     Section 8.3. Non-Exclusivity. The provisions of Sections 8.1 and 8.2 of this Article 8 shall not be deemed exclusive of any other rights to which any such director, officer or other person may be entitled under any other agreement, pursuant to a vote of directors or any committee thereof or a vote of shareholders, as a matter of law or otherwise, either as to action in his official capacity or as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. No person shall be entitled to indemnification pursuant to this Article 8 in relation to any matter as to which indemnification shall not be permitted by law.

                                   ARTICLE 9.

     In performing his duties, a director of the Corporation shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (A) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (B) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or (C) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the by-laws, as to matters within its designated authority, which committee the director deems to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability to the Corporation (whether asserted directly or derivatively) by reason of being or having been a director of the Corporation.

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent that the foregoing exemption from liability is not permitted under the applicable provision of the Texas Miscellaneous Corporation Laws Act (or any successor or replacement statute) as the same now exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE 10.

     The address of the initial registered office of the Corporation is 14200 Gulf Freeway, Houston, Texas 77034, and the name of the initial registered agent of the Corporation at such address is Nigel J. Harrison.

                                   ARTICLE 11.

     The initial Board of Directors shall consist of one (1) member who shall serve as director until the first annual meeting of shareholders or until his successor(s) shall have been elected and qualified, and whose name and address is as follows:

          Name                           Address
          ----                           -------
          Nigel J. Harrison              14200 Gulf Freeway
                                         Houston, Texas  77034

                                   ARTICLE 12.

     The name and address of the incorporator of the Corporation is as follows:

          Name                           Address
          ----                           -------
          Waverly Vest                   711 Louisiana, Suite 2900
                                         Houston, Texas  77002


     IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of January, 2001.

                                      /s/ Waverly Vest
                                  --------------------
                                       Waverly Vest

Sworn to on January 11, 2001, by the above named incorporator.

                                  /s/ Gwendolyn L. Gates
                                ------------------------
                                Notary Public in and for the State of Texas


[SEAL]                        Print Name:  Gwendolyn L. Gates
                                         --------------------
                              My Commission Expires:  October 3, 2004
                                                    -----------------

                       AMENDMENT TO ARTICLE 4, SECTION 4.1

     Section 4.1 Authorized Shares. The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is seven million (7,000,000) shares, of which two million (2,000,000) shall be shares designated preferred stock of the par value of $0.01 each (hereinafter sometimes called "Preferred Stock") and five million (5,000,000) shall be shares designated common stock of the par value of $0.01 each (hereinafter sometimes called "Common Stock"). The preferences, limitations and relative rights in respect of the shares of each class of stock are as follows:

     (1) Preferred Stock. The board of directors of the Corporation shall have the authority to establish series of unissued shares of Preferred Stock by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of any series of Preferred Stock so established.

     (2) Common Stock. Subject to the prior and superior rights of the Preferred Stock, if any, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors of the Corporation may be declared and paid on the Common Stock from time to time out of any funds legally available therefor. The holders of the Common Stock, together with the holders of any series of Preferred Stock so empowered, shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law, by any provision of these Articles of Incorporation, or by the terms of any series of Preferred Stock. In the exercise of its voting power, the Common Stock shall be entitled to one vote for each share held. Subject to the full satisfaction of the prior and superior rights of the Preferred Stock, if any, in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

                      AMENDMENT TO ARTICLE 4, SECTION 4.3

     Section 4.3  Cumulative Voting.  Cumulative Voting shall not be permitted.

                             AMENDMENT TO ARTICLE 8

     Section 8.1. Indemnification. As permitted by Section G of Article 2.02-1 of the Texas Business Corporation Act or any successor statute (the "Indemnification Article"), the Corporation hereby:

     (A) makes mandatory the indemnification permitted under Section B of the Indemnification Article as contemplated by Section G thereof;

     (B) makes mandatory its payment or reimbursement of the reasonable expenses incurred by a former or present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director's compliance with the requirements of Section K of the Indemnification Article; and

     (C) extends the mandatory indemnification referred to in Section 8.1(a) above and the mandatory payment or reimbursement of expenses referred to in
Section 8.1(b) above (i) to all former or present officers of the Corporation and (ii) to all persons who are or were serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the same extent that the Corporation is obligated to indemnify and pay or reimburse expenses to directors.

     Section 8.2. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any such director, officer or other person may be entitled under any bylaw, agreement, authorization of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of such person's heirs and legal representatives.

     Section 8.3. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign, domestic or non-profit corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person's status as such a person, whether or not the Corporation would have the power to indemnify such person against that liability under the provisions of this Article or the Texas Business Corporation Act.

     Section 8.4. Witnesses. Notwithstanding any other provision of this Article, the Corporation shall pay or reimburse expenses incurred by any director, officer, employee or agent in connection with such person's appearance as a witness or other participation in a proceeding at a time when such person is not a named defendant or respondent in such proceeding.

                            STATEMENT OF RESOLUTIONS
                          ESTABLISHING SERIES OF SHARES



TO THE SECRETARY OF STATE
OF THE STATE OF TEXAS:

         Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

         1. The name of the corporation is First Community Capital Corporation.

         2. The resolutions attached hereto as Exhibit A, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, were duly adopted by the board of directors of the corporation on May 10, 2002. Such resolutions were duly adopted by all necessary action on the part of the corporation.


May 10, 2002                      First Community Capital Corporation



                                    By: /s/ Nigel J. Harrison
                                      -----------------------------------------
                                        Nigel J. Harrison
                                        President and Chief Executive Officer

       RESOLVED, that pursuant to the authority expressly granted to the Corporation's Board of Directors by the Articles of Incorporation of the Corporation, the directors hereby establish a series of the Corporation's preferred stock, $0.01 par value per share, and hereby fix the designation, the number of shares and the relative rights, preferences and limitations thereof as follows:

       1. Designation. The designation of the series of preferred stock created by this resolution shall be 7.0% Series A Mandatory Convertible Preferred Stock, $0.01 par value per share (hereinafter referred to as the "Series A Preferred Stock"), and the initial number of shares constituting such series shall be up to a maximum of 385,000. Such number may be increased or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors. The Series A Preferred Stock shall rank senior to the common stock of the Corporation, $0.01 par value (the "Common Stock"), with respect to the payment of dividends and the distribution of assets.

       2.     Dividend Rights.

              (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, non-cumulative cash dividends, at an annual rate of 7.0% per share (calculated as a percentage of the $13.00 per share liquidation preference set forth in Section 3 hereof) and no more, payable in arrears in semi-annual installments. The Series A Preferred Stock shall not participate in dividends with the Common Stock. Dividends on the Series A Preferred Stock are non-cumulative. If, prior to the expiration of ten days following the end of any fiscal year of the Corporation, the Board of Directors of the Corporation fails to declare an unpaid dividend payable for any dividend period during such fiscal year in respect of the Series A Preferred Stock, then the right of holders of the Series A Preferred Stock to receive a dividend in respect of such dividend period will be extinguished, and the Corporation will have no obligation to pay the dividend accrued for such dividend period or to pay any interest thereon, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

              (b) The Corporation shall not (i) declare, pay or set apart for payment any dividends or distributions on any stock ranking as to dividends junior to the Series A Preferred Stock (other than dividends paid in shares of such junior stock) or (ii) make any purchase or redemption of, or any sinking fund payment for the purchase or redemption of, any stock ranking as to dividends junior to the Series A Preferred Stock (other than a purchase or redemption made by issue or delivery of such junior stock) unless all dividends payable on all outstanding shares of Series A Preferred Stock for all completed semi-annual periods, that have not otherwise been extinguished, shall have been paid in full.

       3.     Liquidation Preference.

              (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock at that time shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $13.00 per share plus an amount equal to accrued and unpaid dividends thereon, calculated pursuant to Section 2 hereof, through and including the date of such distribution, and no more, before any distribution shall be made to the holders of any class of stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets.

              (b) If the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to the Series A Preferred Stock, the holders of Series A Preferred Stock at that time shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

              (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assts of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph.

       4. Conversion Rights. The shares of Series A Preferred Stock are convertible into shares of Common Stock on the following terms and conditions:

              (a) Each share of the Series A Preferred Stock will automatically convert into one (1) share of authorized but unissued Common Stock (the "Conversion Rate") upon the occurrence of any of the following: (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split, or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity, or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of Common Stock of the Corporation; (ii) the sale of all or substantially all of the assets of the Corporation; (iii) the capital adequacy guidelines published by the Board of Governors of the United States Federal Reserve System are changed in any manner which results in the Series A Preferred Stock no longer qualifying as Tier 1 Capital under such guidelines; or
       (iv) the passage of five years from the date of issuance of such shares of Series A Preferred Stock.

              (b) Each share of Series A Preferred Stock may be converted into shares of authorized but unissued Common Stock at the Conversion Rate at the option of the holder if the Corporation gives notice of a redemption, provided that the holder must surrender the certificates in accordance with Section 4(c) prior to the date fixed for redemption.

              (c) Promptly upon the occurrence of any of the events set forth in Sections 4(a) or 4(b) above and the surrender of the certificate or certificates representing the share or shares of Series A Preferred Stock to be converted, the Corporation shall cause to be issued and delivered to said holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such share or shares. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date of conversion at which time the rights of the holder of such share or shares as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

              (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock. The Corporation shall pay cash for any fractional shares which the Corporation otherwise would have been required to issue upon any conversion of such shares. The amount of such cash shall be determined in accordance with the market value of the Common Stock on the date of such conversion.

              (e) The market value of the Common Stock shall be determined as follows:

                     (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, or traded or listed for trading on the Nasdaq Stock Market, Inc. or other nationally recognized market, the market value shall be the last reported sale price of the Common Stock on such exchange, system or market on any applicable date (which, in the case of determining the market value of fractional shares issuable upon conversion, shall be the last business day prior to the date of conversion). If no such sale is made on such day, the market value shall be the average closing bid and asked prices for such day on such exchange, system or market.

                     (ii) If the Common Stock is not so listed, traded or
              admitted to unlisted trading privileges, the market value shall be the average closing bid and asked prices reported by the OTC Bulletin Board System of the Nasdaq Stock Market, Inc. or the National Quotation Bureau, Inc. on any applicable date (which, in the case of determining the market value of fractional shares issuable upon conversion, shall be the last business day prior to the date of conversion). If bid and asked prices are not so reported, the market value shall be an amount determined by the Corporation's independent certified public accountants or other nationally recognized independent certified public accountants or professional appraisal firm specified by the Corporation.

              (f) The Conversion Rate in effect at any time shall be subject to adjustment as follows: The Conversion Rate shall be adjusted if the Corporation (A) declares or makes a distribution or dividend on its Common Stock in shares of its capital stock, (B) subdivides its outstanding shares of Common Stock into a greater number of shares, (C) combines its outstanding shares of Common Stock into a smaller number of shares or (D) issues by reclassification of its shares of Common Stock (including any reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of Common Stock. The Conversion Rate in effect at the time of the record date for such dividend or distribution, or the effective date of any subdivision, combination or reclassification, shall be adjusted so that the holder of any shares of Series A Preferred Stock after such time shall be entitled to receive the number

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

         and kind of shares which it would have owned or have been entitled to receive if such shares had been converted immediately prior to such time. Similar adjustments shall be made successively whenever any event listed above shall occur.

               (g) The Corporation shall at all times reserve and keep available out of its authorized Common Stock, free from preemptive rights, such shares of Common Stock as shall be issuable upon conversion of the Series A Preferred Stock. All shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued shares of the Corporation's authorized Common Stock and shall be fully paid and nonassessable, free of all liens and charges and not subject to preemptive rights.

         5. Voting Rights. Except as required by law or provided herein, the holders of Series A Preferred Stock shall have no right or power to vote with respect to any matter.

         6. Reacquired Shares. Shares of Series A Preferred Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of the Corporation's preferred stock without designation as to series.

         7. No Sinking Fund. Shares of a Series A Preferred Stock are not subject to the operation of a sinking fund.

         8. Tier 1 Capital. The Series A Preferred Stock shall at all times constitute Tier 1 Capital of the Corporation within the meaning of all regulations now in effect applicable to bank holding companies promulgated by the Board of Governors of the Federal Reserve System and any other applicable regulatory agency or authority. Accordingly, if any provision hereof would result in the failure of the Series A Preferred Stock to constitute Tier 1 Capital within the meaning of any such regulations, such provision shall be void and of no further force or effect.

         9.    Redemption.

               (a) All or any part of the Series A Preferred Stock may be redeemed at any time or times at the option of the Corporation, by resolution of the Board of Directors, in accordance with the terms and conditions of this section and after any required regulatory approvals. The Corporation may redeem shares of any one or more series without redeeming shares of any other series. If less than all the shares of any series are to be redeemed, the shares of the series to be redeemed shall be selected ratably or by lot or by any other equitable method determined by the Board of Directors.

               (b) The Corporation shall not be obligated to redeem any Series A Preferred Stock.

               (c) Notice shall be given to the holders of shares to be redeemed, either personally or by mail, not less than twenty nor more than sixty days before the date fixed for redemption.

               (d) Holders of redeemed shares of Series A Preferred Stock shall be paid in cash the amount equal to the liquidation preference provided herein and no more.

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

                           On or before the date fixed for redemption, the Corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either (a) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (b) by depositing such sum in a bank or trust company (either one in Texas having capital and surplus of at least $10,000,000 according to its latest statement of condition, or one anywhere in the United States duly appointed and acting as transfer agent of the Corporation) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay to the holders of the shares to be redeemed, on or after the date fixed for redemption, the redemption price on surrender of their respective share certificates. The holders of shares to be redeemed may be evidenced by a list certified by the Corporation (by its president or vice president and by its secretary or an assistant secretary) or by its transfer agent. If the Corporation so provides for payment, then from and after the date fixed for redemption (a) the shares shall be deemed to be redeemed, (b) such setting aside or deposit shall be deemed to constitute full payment for the shares, (c) the shares shall no longer be deemed to be outstanding, (d) the holders thereof shall cease to be shareholders with respect to such shares and (e) the holders shall have no right with respect thereto except for the right to receive (without interest) their proportionate shares of the funds so set aside or deposited upon surrender of their respective certificates, and any right to convert such shares which may exist. Any interest accrued on funds so set aside or deposited shall belong to the Corporation. If the holders of the shares do not, within six years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Corporation the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

         10. Changes in Terms and Provisions of Series A Preferred Stock. The terms and provisions of the Series A Preferred Stock may be altered, amended or repealed only by the affirmative vote of the holders of at least a majority of the then issued and outstanding shares of Series A Preferred Stock; provided, however, that neither the rate of dividend, the liquidation preference nor the redemption price may be reduced without the consent of all the holders of Series A Preferred Stock.

                                       13